                                                                    EXHIBIT 10.3

                                    SUBLEASE

     THIS SUBLEASE is made this ________ of _____________________, 2000, between
WYOMING ASSOCIATES, INC., a South Carolina corporation, ("Tenant"), and ESA SERVICES, INC. ("Subtenant").

                                    RECITALS

     1. Tenant is the Tenant of the property commonly known as Kensington Drive, Spartanburg, South Carolina (the "Building" or the "Premises"). Tenant is the assignee of the interest of Johnson Development Associates, Inc., as tenant under an Agreement from The City of Spartanburg ("Landlord") ("Underlying Lease"), a copy of which is attached hereto as "Exhibit A".

     2. Subtenant desires a sublease for the use of sufficient space (the "Sublease Premises") to park one Challenger (N333GJ) aircraft (the "Aircraft") within the Premises at a location reasonably designated by Tenant from time to time (the "Sublease Premises") pursuant to the terms and conditions contained in this Sublease ("Sublease"). In addition, Subtenant shall be entitled to nonexclusive reasonable use of the restroom facilities, crew accommodations, office space, kitchen and conference room by its employees, pilots and mechanic as provided herein and provided such use does not unreasonably interfere with Tenant's use thereof. Other subtenants shall share space in and on the Premises with Subtenant. Its interests shall not be exclusive.

     3. Tenant for itself and/or its other subtenants shall use the balance of the Premises.

     In consideration of the mutual covenants, conditions and agreements contained herein, the parties agree as follows:

                                   SECTION ONE
                        DESCRIPTION OF SUBLEASE PREMISES

     Tenant shall demise to Subtenant the Sublease Premises, as described in Paragraph 2 above. Subtenant agrees to lease the Sublease Premises in an "as is" condition, except as otherwise expressly set forth herein, provided that Tenant, and not Subtenant, shall have complete responsibility for the condition of, and any repair cost related to, the Sublease Premises and the Premises, except for damage caused by Subtenant, its agents, servants, visitors, invitees, guests or licensees and in the event of any and all violations of any local, state and/or federal environmental hazardous waste laws, rules and regulations that exist as of the date of this Sublease and/or are not introduced to the Premises by the Subtenant, its agents, servants, visitors, invitees, guests or licensees.

                                   SECTION TWO
                               PURPOSE OF SUBLEASE

     The Sublease Premises demised under this Sublease shall be used by Subtenant for aircraft hanger purposes for the storage of the Aircraft, for conducting maintenance on the Aircraft and uses related thereto and for no other purposes. Subject to Section 25, Subtenant
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may hire outside vendors for aircraft and hanger maintenance services other than those required to be provided by Tenant hereunder and shall not be obligated to use Tenant or vendors provided by Tenant for such maintenance services.

                                 SECTION THREE
                         TERM OF SUBLEASE; RENEWAL TERM

     The term of this Sublease shall be ten (10) years commencing upon completion of the Premises Improvements and terminating on December 31, 2009. Subject to the provisions below, Subtenant shall have the option of extending this Sublease for two (2) successive five year periods (each an "Extension Term") upon written notice delivered to Tenant not less than 180 days prior to the end of the current term or Extension Term unless terminated sooner as provided herein or under the Underlying Lease. Termination or expiration of the term of the Underlying Lease shall also extinguish this Sublease, provided that in the event of a monetary breach of the Underlying Lease by Tenant or its assignor, Subtenant shall have the right to cure such breach within thirty (30) days of notice thereof, and further provided that the amounts paid to Landlord to cure any such breach may be deducted from the rent payable hereunder. If the Term of the Underlying Lease expires, any applicable Extension Term shall terminate concurrently.

                                  SECTION FOUR
                                      RENT

     During the initial term and any Extension Term of this Sublease, Subtenant shall pay to Tenant Two Thousand Nine Hundred and no/100 ($2,900.00) Dollars per month (subject to adjustments as provided below) payable on the first day of the term of the Sublease and on the first day of each subsequent month as complete and full rent for the Sublease Premises. Any other sums due as additional rental under the provisions of this Sublease if any shall constitute rent and be due on the basic rental payment due date first occurring after notice and invoice from Tenant. All such payments shall be paid to Landlord without set off except as provided in Section 3.

     The monthly rental payments shall increase on the same dates as the rent increases go into effect under their underlying Agreement with the City of Spartanburg. The increase paid by each Subtenant shall be in proportion to the percentage increase of the underlying Agreement. Each Subtenant shall pay its proportionate share of the cost of operating the Premises (as defined in Section 5 below) as "Additional Rent".

                                  SECTION FIVE
                                ADDITIONAL RENT

     Tenant shall pay and maintain records of payment of public liability and property damage insurance, and the costs of common area maintenance on the Premises and shall on an annual basis present statements of account on the same expenses and collect from Subtenant, as Additional Rent, as then existing. Subtenant's share of common area maintenance expenses shall be proportional based on the number of pilots and personnel associated with the aircraft fleet of Subtenant. The proportion may change based on changes in the type, size and

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requirements of the aircraft fleet and the number of personnel associated with the aircraft fleet. TENANT SHALL CONTRIBUTE $950.00 PER MONTH AS ADDITIONAL RENT. Additional Rent shall be made with each monthly Rent payment. Adjustment in the monthly Additional Rent payment shall be made by March 1, based on the actual expenditures of the preceding twelve month period. If the amount collected does not equal the actual expenditures, adjustment shall be made annually as required within thirty (30) days of Tenant's rendering of account.

     For purposes of this paragraph, "Common Area Maintenance Expense" shall include all costs and expenditures incurred by Tenant in maintaining and operating refuse collection facilities and removal; parking lot and tarmac sweeping and snow removal; parking lot and tarmac repairs and maintenance including patching, resurfacing and repainting; common area lighting maintenance, security; sidewalk cleaning; landscaping maintenance and repair, including replacing and renovation of plant material; irritation associated expenses; personnel expenses associated with the above functions. Tenant may enter into reasonable contracts for the execution of these common area maintenance functions.

     The Premises are owned by the City of Spartanburg. As they are publicly owned, they should be exempt from ad valorem taxation. However, should the Premises become subject to ad valorem taxation, the amount of such taxes shall, for purposes of this Section, be included as a common area expense and shall be collected proportionately from Subtenant as Additional Rent.

                                   SECTION SIX
                       CASUALTY DAMAGE OR INJURY INSURANCE
                            AND WAIVER OF SUBROGATION

     1. If the Sublease Premises shall be destroyed or damaged by any acts of war, the elements, including earthquake, fire damage or other casualty, to such extent as to render the Sublease Premises untenantable in whole or in substantial part, either the Tenant or the Subtenant shall have the right to declare this Sublease terminated upon written notice to the other. Subtenant shall not have the option of terminating this Sublease if Subtenant's storage of the Aircraft with the Building is not interrupted for more than forth-five (45) days. In the event any such destruction or damage occurs and this Sublease is not terminated as permitted herein, Subtenant's rental obligations in this Sublease shall be abated pro rata during the time that such destruction or damage occurs and thereafter until the repair thereof is substantially completed.

     2. At all times during the term of this Sublease, Subtenant shall maintain in full force and effect, at its sole cost, one or more policies of insurance, including but not limited to, the following coverages:

          (a) all Risk Aircraft Hull and Spare Parts coverage including "All Risk-Ground and Flight", "All Risk-Not in Motion" and "All Risk-Not in Flight", in an amount not less than the full insurable value of the Aircraft(s) located at the Sublease Premises, including a waiver of subrogation in favor of the Tenant and Tenant's insurer; with deductible being the sole responsibility of Subtenant.

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          (b)  Comprehensive Aviation Liability Insurance including (i) Airport
               Premises and Operations, and (ii) Contractual and Fire Legal Liability, including coverage for bodily injury, death and property damage, in amounts not less than $5,000,000 combined single limit per occurrence (except $50,000 limit of coverage with respect to Fire Legal Liability) and endorsed to be primary insurance with respect to Subtenant's negligence.

          (c) Aircraft Liability Insurance affording coverage for Subtenant's owned and non-owned aircraft; in an amount not less than $5,000,000 combined single limit per occurrence; including coverage for bodily injury, death and property damage.

          (d) Personal Property Insurance covering "All Risk" of direct physical loss or damage to Subtenant's own property and contents including improvements and betterments to the Sublease Premises. The coverage is to include a waiver of subrogation in favor of the Tenant.

          (e) Auto Liability Insurance affording coverage or owned, non-owned, and hired autos, including physical damage coverage; in an amount not less than $1,000,000.

          (f) Worker's Compensation Insurance including Employers' Liability Insurance, covering all of the Subtenant's employees, providing statutory workers' compensation benefits and employers' liability limits of not less than $1,000,000 per accident/disease.

     All insurance maintained by the Subtenant in Section 6(2)(a) or (b) shall name Tenant, its Manager, officers, directors, members, employees, and agents as additional insured; including appropriate clauses acceptable to Tenant insuring a severability of interest, insuring contractual liability; and providing the interest of the additional insured shall not be invalidated by any action or inaction or breach of warranty on the part of the insured.

     Subtenant shall furnish a certificate of insurance evidencing the above insurance as outlined in this Section 6(2). Such certificates shall also evidence sixty (60) days notice of cancellation or non-renewal to the Tenant. Subtenant shall provide certificates of replacement insurance not less than sixty (60) days prior to the expiration of any required insurance.

     3. Except with respect to claims governed by Section 6(4) below and to the extent such indemnity is waived under their respective liability insurance, Subtenant and Tenant agree to exonerate, save harmless, protect and indemnify the other and their employees, officers, directors, manager, members and agents, successors and assigns from and against any and all losses, damages, claims, suits or actions, judgments, and costs, including reasonable attorneys' fees, for any injury to or death of persons or damage to property proximately caused by the negligence or wrongful act or omission of Subtenant or Tenant, as the case may be, their agents, servants, employees, invitees or visitors in or on the Premises.

     4. Tenant and Subtenant each hereby waive any and every claim for recovery from the other for any and all loss or damage to the Aircraft, the building, the Premises or the Sublease

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Premises or to the contents thereof which loss or damage is covered by valid and collectable fire and extended coverage insurance policies or other property damage policies to the extent that such loss or damage is recovered under such policies.

                                 SECTION SEVEN
                        COMPLIANCE WITH UNDERLYING LEASE

     Subtenant shall not cause or allow any undue waste or other deterioration on the Sublease Premises or Premises and shall comply with all applicable laws and ordinances respecting the use and occupancy of the Sublease Premises or Premises relating to matters not covered elsewhere in this Sublease.

     This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the Underlying Lease, and Subtenant shall otherwise abide by all of the terms of the Underlying Lease, with respect to the Sublease Premises and its use of the Premises. The Subtenant covenants and agrees to use the Sublease Premises in accordance with the terms and conditions of the Underlying Lease and further covenants not to do any act which will result in violation of the terms of the Underlying Lease.

     In furtherance of the foregoing, the parties hereby confirm each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Underlying Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Underlying Lease which, by their nature are intended to benefit the party in possession of the Premises, and in order to protect Tenant against a default by Subtenant which might cause a default or event of default by Sublandlord under the Underlying Lease, the following privileges shall apply. Notwithstanding the above, any terms in this Sublease that are inconsistent with the Underlying Lease shall govern and control the rights and obligations of and between Tenant and Subtenant.

     Provided Subtenant shall timely pay all rent when and as due under this Sublease, Tenant shall pay when and as due all base rent, additional rent and other charges payable by Tenant to Landlord under the Underlying Lease, Tenant shall perform its covenants and obligations under the Underlying Lease which do not require for their performance possession of the Sublease Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Tenant. For example, but not in limitation, Tenant shall at all times keep in full force and effect all insurance required of Tenant as tenant under the Underlying Lease. Tenant hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Sublease Premises which are provided by Landlord under the Underlying Lease. Tenant shall have no duty to perform any obligations of Landlord which are, by their nature, the obligation of an owner or manager of real property. Tenant shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Underlying Lease, nor shall such default by Landlord affect his Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except to the extent that such default by Landlord excuses performance by Tenant, under the Underlying Lease. Subtenant's sole recourse for a violation of the Underlying Lease by Tenant, except for payment permitted under Section 3, is termination of this Sublease

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in the event the Underlying Lease is terminated or the use of the Sublease
Premises is interrupted by the Landlord as a result thereof.

     As they apply to the Sublease Premises or Subtenant's use, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Underlying Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublease Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Tenant under the Underlying Lease at least three (3) days prior to the date when Tenant's performance is required under the Underlying Lease. Notwithstanding anything to the contrary contained in this Sublease, but without limitation of Subtenant's obligation to pay rent hereunder, Subtenant shall have no obligation to pay Total Rent due from Tenant under the Underlying Lease. Tenant shall have the right to enter the Sublease Premises to cure any default by Subtenant under this Section.

     Without limitation of the foregoing, Subtenant shall not violate the Underlying Lease, nor shall Subtenant knowingly permit any act or omission to occur upon the Sublease Premises which violates the Prime Lease. Notwithstanding anything to the contrary contained herein, Subtenant and Tenant agree to indemnify the other for and to hold the other harmless from all costs and expenses of any nature whatsoever (including without limitation reasonable attorneys' fees) related to any violation of this Section 7, unless the same arises due to the acts or omissions of the other.

     Subtenant acknowledges that any termination of the Underlying Lease shall extinguish this Sublease. Landlord's consent to this Sublease (i) shall not make Landlord a party to this Sublease, (ii) shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, (iii) shall not constitute Landlord's consent or waiver of consent to any subsequent sublease or sub-sublease, and (iv) shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the Underlying Lease, in respect to the Sublease Premises. Any term of this Sublease that in any way conflict with or alters the provisions of the Underlying Lease shall be of no effect as to Landlord, and Landlord shall not assume any obligations as landlord under the Sublease, and Subtenant shall not acquire any rights under the Sublease directly assertable against Landlord under the Underlying Lease.

     Subtenant hereby expressly agrees to be bound by the following provisions of the Agreement:

          (a)  Paragraph 4(c) -- That, in the interest of public health, the use
               --------------
               of lighted tobacco products will not be permitted in buildings upon the leased premises.

          (b)  Paragraph 4(g) -- Johnson assures that it will undertake an
               --------------
               Affirmative Action program as required by CFR Part 152, Sub-part E, to insure that no person shall on the grounds of race, creed, color, national origin, handicap or sex be excluded from participating in any employment activities on the leased premises covered in 14 CFR, Part 152, Sub-part E. Johnson assures that no person shall be excluded on these grounds from participating in, or

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               receiving the services or benefits of, any program or activity on the leased premises covered by this sub-part. Johnson assures that it will require that its covered sub-organizations provide assurance that they similarly will undertake Affirmative Action programs, and that they will require assurance from their sub-organizations, as required by 14 CFR, part 152, Sub-part E, to the same effect for their respective operations on the leased premises.

                                  SECTION EIGHT
                                     REPAIRS

     Subject to the obligations of Landlord, if any, in the Underlying Lease, Tenant, unless herein specified to the contrary, shall maintain the Sublease Premises in good repair and tenantable condition to the extent required by the Underlying Lease during the continuance of this Sublease, except in case of damage arising from wilful or negligent acts or omissions of Subtenant or the agents, servants, employees, invitees or visitors of Subtenant which shall be repaired by Subtenant.

                                  SECTION NINE
                     ALTERATIONS, ADDITIONS OR IMPROVEMENTS

     Subtenant shall not make any alterations, additions, or improvements on or to the Premises or Sublease Premises without first obtaining the written consent of Tenant and Landlord. At the request of Tenant or Landlord, which request must be received by Subtenant at least ten (10) days prior to the expiration or five (5) days prior to any earlier termination of this Sublease, Subtenant shall remove at the end of the term, all personal property, all alterations, additions or improvements made by Subtenant. To the extent not so requested, all alterations, additions, and improvements shall remain on and be surrendered with the Premises as a part thereof at the termination of this Sublease without disturbance, molestation or injury.

                                  SECTION TEN
                                     LIENS

     Subtenant shall keep the Sublease Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant.

                                 SECTION ELEVEN
                        SALES, ASSIGNMENTS AND SUBLEASES

     Subtenant shall not assign this Sublease, or sublet or otherwise encumber the Sublease Premises, or any part thereof or interest therein.

                                 SECTION TWELVE
                                QUIET ENJOYMENT

     If Subtenant performs the terms of this Sublease, Tenant will warrant and defend Subtenant in the enjoyment and peaceful possession of, and shall not disturb Subtenant's tenancy

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in the Sublease Premises during the term hereof without any interruption by
Tenant or any person rightfully claiming under Tenant.

                                SECTION THIRTEEN
                                  CONDEMNATION

     If the Sublease Premises or any parts thereof are appropriated or taken for any public use by virtue of eminent domain or condemnation proceedings, or if by reason of law, ordinance, or by court decree, whether by consent or otherwise, the use of the Sublease Premises by Subtenant for any of the specific purposes referred to herein shall be prohibited, Tenant or Subtenant shall have the right to terminate this Sublease as of the date of surrender of possession of the Premises or a portion thereof to the condemning authority on at least ten (10) days written notice to the other party, and rental shall be paid only to the time when Subtenant surrenders possession of the Sublease Premises. This Sublease shall terminate if the Underlying Lease is terminated. Any rental paid in advance beyond the time that the Property has been taken from Subtenant and this Sublease terminates shall be returned promptly by Tenant to Subtenant on demand. Subtenant waives any right to recover from the condemning authority for any damage that may be suffered by Subtenant by reason of any condemnation.

                                SECTION FOURTEEN
                     TENANT'S REPRESENTATIONS AND WARRANTIES

     Tenant hereby represents and warrants to Subtenant that:

     (1) There are not defaults in any manner in the performance of any of the terms, covenants or provisions of the Underlying Lease.

     (2) The Underlying Lease has not been altered, amended or modified except as contained in Exhibit "A".

     For any breach of the above covenants, Subtenant's sole resource shall be termination of the Sublease within thirty (30) days after Subtenant's discovery thereof.

                                 SECTION FIFTEEN
                                  SUPPORT USES

     Tenant will have nonexclusive use of the Sublease Premises during Subtenant's aircraft flights and use of the conference room and restrooms, subject to Tenant's standard safety and security procedures and provided such use does not unreasonably interfere with Tenant's or any other subtenant's use thereof.

                                SECTION SIXTEEN
                                    DEFAULT

     If either party fails or neglects to perform the Sublease or the provisions of the Underlying Lease, then the other party may terminate this Sublease upon written notice to the other. The Tenant and Subtenant agree to provide Landlord copies of all default notices issued by either party to the other party under this Sublease.

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                                SECTION SEVENTEEN
                                WAIVER OF BREACH

     The waiving of any of the provisions of this Sublease by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights in the same or any other terms of this Sublease.

                                SECTION EIGHTEEN
                            TERMINATION AND SURRENDER

     Subtenant shall surrender the Premises on the last day of the term of the Sublease. Subtenant shall at the expiration of this Sublease surrender the keys to the Sublease Premises to Tenant.

                                SECTION NINETEEN
                          REMOVAL OF PERSONAL PROPERTY

     Subtenant shall have the right to remove all Subtenant's personal property whether attached to the Premises or not, provided that these items can be removed without serious damage to the Premises. All holes or damages to the Premises caused by removal of any items shall be restored or repaired by Subtenant promptly, reasonable wear and tear excepted. Subtenant shall be entitled to remove any electrical service connections installed by Subtenant that were designed specifically for Subtenant. At the request of Tenant or Landlord, at the termination of the Sublease, Subtenant shall remove all or any portion of such property requested and upon the expiration or termination of this Sublease, Subtenant shall surrender the Premises.

                                 SECTION TWENTY
                                  HOLDING OVER

     Any holding over at the expiration of this Sublease with the consent of Tenant shall be on a month-to-month basis, which tenancy may thereafter be terminated by either party upon giving thirty (30) days prior written notice to the other party. During the holdover tenancy, Subtenant shall pay One Twenty-Five Percent (125%) of the rate of rental on a monthly basis as in effect at the time of the termination of this Sublease, plus any additional amounts payable under the Underlying Lease occasioned by such hold over and shall be bound by all the terms and conditions of this Sublease.

                               SECTION TWENTY-ONE
                              INTEREST OF SUCCESSOR

     The covenants and agreements of this Sublease shall be binding upon the successors and assigns of Tenant and on the successors and assigns of Subtenant, but this Section shall not be deemed consent to any Assignment or Sublease.

                               SECTION TWENTY-TWO
                                     NOTICES

     Except where otherwise required by statute, all notices given pursuant to the provisions hereof may be sent by first class or certified U.S. mail, postage prepaid, for Tenant to Wyoming Associates, Inc. c/o Johnson Development Associates, Inc., P.O. Box 3524, Spartanburg, South Carolina 29304, and for Subtenant to 450 East Las Olas Boulevard, Suite 1100, Ft. Lauderdale, Florida 33301, or such other mailing address of the party for whom the notice is intended as designated by such party by written notice to the other party.

                              SECTION TWENTY-THREE
                               COSTS OF LITIGATION

     If any legal action is instituted to enforce this Sublease or any part hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs from the other party.

                               SECTION TWENTY-FOUR
                                FEES AND EXPENSES

     Each party shall pay its own costs, charges and expenses, incurred in connection with this Sublease.

                               SECTION TWENTY-FIVE
                     SERVICES OR SUPPLIES PROVIDED BY TENANT

     If Tenant elects to make available to the sub-tenants in the Building any services or supplies or arranges a Master Contract therefore related to the Building only and not to Subtenant's Aircraft, Subtenant agrees to obtain its requirements therefore, if any, from Landlord or under any such Contract, provided the rates therefore are reasonable. Subtenant shall pay for all such charges when billed and hold Tenant harmless from any loss or damage that may result from failure to pay therefore in a timely manner.

                               SECTION TWENTY-SIX
                                     PARKING

     Through the term of this Sublease, and any renewals and extensions thereto, Tenant shall make available to Subtenant unreserved parking spaces at locations designated by Tenant from time to time from Subtenant's vehicles, at no cost to Subtenant. For purposes of this Section 26, the term "vehicles" shall mean passenger automobiles (including small trucks, small vans and the like) and all other motor vehicles which customarily are parked at airport hangers.

                              SECTION TWENTY-SEVEN
                           24-HOUR ACCESS BY SUBTENANT

     Subtenant shall be entitled to, and shall have uninterrupted access to, the Sublease Premises on a twenty-four (24) hour per day, seven days per week basis.

                              SECTION TWENTY-EIGHT
                  TENANT'S COMPLIANCE WITH LAWS AND REGULATIONS

     As between Subtenant and Tenant, it shall be the Tenant's responsibility at its sole cost, and not the responsibility of the Subtenant, that the Premises and the Sublease Premises, when delivered to Subtenant, and thereafter, are in compliance with all applicable federal, state and local laws, rules, codes and regulations for its intended use, including without limitation, those laws, rules, codes and regulations relating to the American with Disabilities Act, except to the extent the use of Subtenant, its agents, servants, visitors, invitees, guests or licensees increases the compliance requirements over those required by Tenant's use thereof, in which case the cost thereof shall be paid by Subtenant. Subtenant shall in no event use the Premises or any portion thereof in any manner to cause it to be a public accommodation.


     IN WITNESS WHEREOF, the parties have executed this Sublease at the day and year first above written.

TENANT:                                   SUBTENANT:

WYOMING ASSOCIATES, INC.                  ESA SERVICES, INC.

By:     /s/ Dan C. Breeden, Jr.  (SEAL)   By:     /s/ Gregory R. Moxley  (SEAL)
        ---------------------------               --------------------------
Name:   Dan C. Breeden, Jr.               Name:   Gregory R. Moxley
        ---------------------------               --------------------------
Title:  Vice President                    Title:  Chief Financial Officer
        ---------------------------               --------------------------

STATE OF SOUTH CAROLINA       )
                              )          AGREEMENT
COUNTY OF SPARTANBURG         )

     KNOW ALL BY THESE PRESENTS, that we, the CITY OF SPARTANBURG, a municipal corporation existing under the laws of South Carolina, hereinafter referred to as "CITY" and JOHNSON DEVELOPMENT ASSOCIATES, INC., a South Carolina corporation, hereinafter referred to as "JOHNSON", in consideration of their mutual covenants and agreements herein set forth, do hereby covenant and agree with each other as follows:

          1.  The Leased Property.  CITY demises and leases to JOHNSON the real
              -------------------
property with improvements to be constructed, located at Spartanburg Downtown Memorial Airport, hereinafter described in Exhibit A, which is attached hereto
                                           ---------
and, by reference, made a part of this Agreement together with such privileges and appurtenances as are set forth in this Agreement. JOHNSON intends to construct a hangar of approximately Eighteen Thousand (18,000) square feet at an estimated cost of Nine Hundred Thousand and No/100 Dollars ($900,000.00) for use by JOHNSON.

          2.  The Term.  The Lease and Agreement shall continue for a term of
              --------
twenty (20) years with four (4) five-year (5-yr.) options. The lease term shall commence on _____________________, 1999.

          3.  Lease Rate.  JOHNSON will pay to City as consideration for this
              ----------
Agreement Lease payments of $0.20 per square foot of leased property which is initially Twenty One Thousand One Hundred Eighty Seven and 58/100 ($21,187.58) per year during years one through ten (1-10). The lease rate will increase to $0.25 per square foot per lease year for years eleven through fifteen (11-15). The lease rate for years sixteen through twenty (16-20) will be $0.30 per square foot per lease year. The lease rate for years twenty-one through twenty-five

(21-25) will be at $0.35 per square foot per lease year. The lease rate for years twenty-six through thirty (26-30) will be at $0.40 per square foot per lease year. The lease rate for years thirty-one through thirty-five (31-35) will be at $0.45 per square foot per lease year. The lease rate for years thirty-six through forty (36-40) will be at $0.50 per square foot per lease year.

          4.  Airport Rules and Regulations.  JOHNSON agrees:
              -----------------------------

          (A) To conduct its operation in accordance with the Airport Rules and Regulations and Minimum Standards for Fixed Base Operators at Spartanburg Downtown Memorial Airport and the Standards For Corporate Aircraft Hangars on the Spartanburg Downtown Memorial Airport which are attached as Exhibit B, and
                                                                ---------
by reference, made a part of this Agreement. This Agreement shall be subordinate to the Airport Rules and Regulations and Minimum Standards for Fixed Base Operators. In the event of any conflict between the provisions of this lease and the Standards For Corporate Hangars on the Spartanburg Downtown Memorial Airport, Standards for Corporate Aircraft Hangars shall control.

          (B) That the leased space shall be used for the purpose of providing for aircraft storage and other non-commercial activities of the JOHNSON flight department and for no other purpose.

          (C) That, in the interest of the public health, the use of lighted tobacco products will not be permitted in buildings upon the leased premises.

          (D) That nothing herein contained shall be construed to grant or authorize the granting of exclusive rights within the meaning of Section 308(a) of the Federal Aviation Act of 1958, as amended; and CITY shall have the right to enter into agreements with other businesses and fixed base operators as well as the United States Army, United States Air Force, United States Navy or other federal agency relating to the governmental use of said airport.

          (E) That, in the operation and use of any facilities hereby leased, JOHNSON will not, on the grounds of race, sex, color, national origin, or handicap discriminate or permit discrimination against any person or group of persons in a manner prohibited by 49 CFT Part 21. CITY is hereby granted the right to take action as the federal government may direct to enforce such covenant of non-discrimination.

          (F) That in the event the United States Government or any other duly authorized governmental agency acquires possession of the premises leased hereby by virtue of any legal process and the result thereof is to substantially deny JOHNSON the use of the leased premises for the purpose herein intended, then this Agreement may be terminated or suspended for the period of time JOHNSON is deprived of the leased premises; and, in the event this Lease is suspended, JOHNSON may resume its tenancy at the end of such suspension and this Lease shall continue for the full term thereof plus the length of time this Lease was suspended. Rent shall be refunded for any period during which JOHNSON is denied the benefits of this Lease.

          (G) JOHNSON assures that it will undertake an Affirmative Action program as required by CFR Part 152, Sub-part E, to insure that no person shall on the grounds of race, creed, color, national origin, handicap or sex be excluded from participating in any employment activities on the leased premises covered in 14 CFR, Part 152, Sub-part E. JOHNSON assures that no person shall be excluded on these grounds from participating in, or receiving the services or benefits of any program or activity on the leased premises covered by this sub-part. JOHNSON assumes that it will require that its covered sub-organizations provide assurance that they similarly will undertake Affirmative Action programs and that they will require assurance from their sub-organizations, as required by 14 CFR, part 152, Sub-part E, to the same effect for their respective operations on the leased premises.

          5.  Maintenance, Good Condition and Repair.  During the continuance of
              --------------------------------------
this lease and agreement, JOHNSON will, at its own expense, maintain and keep the premises in good condition and make all repairs, both interior and exterior, necessary to keep and maintain the leased property in good condition. CITY agrees to maintain all runways and taxiways serving the leased premises in good condition throughout the term of this Lease so as to allow JOHNSON use of the airport in accordance with this Lease, airport rules and regulations and federal law.

          6.  Insurance.  JOHNSON agrees and obligates itself to carry public
              ---------
liability insurance in an amount of not less than One Million and No/100 Dollars ($1,000,000.00) primary liability coverage and a Ten Million and No/100 Dollars ($10,000,000.00) umbrella naming CITY OF SPARTANBURG as loss payee providing protection for invitees and other persons on the property. JOHNSON shall also maintain workers' compensation insurance for protection of its employees. JOHNSON agrees to protect, indemnify and hold harmless the CITY against any and all injuries or damages to JOHNSON's agents, employees, customers or other persons entering, leaving or on the premises excepting injuries or damages caused by the negligence of CITY. JOHNSON shall also provide and keep in full force at its own expense during the term of this lease and agreement, property damage insurance coverage in the amount of the replacement value of the hangar building not less than One Million and No/100 Dollars ($1,000,000.00) with respect to the leased property, including also those portions of said premises used for driveways, walkways and parking area. Any policy or policies of insurance required by this lease and agreement shall be issued by one or more insurance companies authorized to do business in Spartanburg, South Carolina. CITY shall be named as an insured under this policy or policies and, at least ten (10) days prior to the expiration term of any such policy or policies, JOHNSON shall supply CITY with a substitute policy with evidence of the payment of the premiums thereon.

     In the event the building and/or other improvements erected on the premises are destroyed or damaged by fire or other casualty during the term of the lease, JOHNSON agrees that it will cause said building and/or other improvements to be replaced or said damage to be repaired as rapidly as practical and CITY shall have no claim against any insurance proceeds paid to JOHNSON on account of such damage and/or destruction. CITY shall not have any responsibility or obligation to make any expenditure toward the repair and/or replacement or the building and other improvements on the leased premises. JOHNSON shall be solely responsible for the total costs of repair and/or replacement of the improvements so damaged and, if the insurance proceeds payable on account of such loss are insufficient, JOHNSON will be solely responsible for the difference between insurance proceeds and the cost of repair and/or replacement.

          7.  Surrender of Leased Premises.  JOHNSON agrees to make all payments
              ----------------------------
required herein promptly as they fall due and, at the expiration of the term hereby created, or, by forfeiture or otherwise, to surrender unto CITY the peaceable and quiet possession of the leased premises in good condition, ordinary wear and tear excepted.

          8.  Improvements and Termination.  All permanent improvements made to
              ----------------------------
the leased premises by JOHNSON will become the property of CITY upon completion of said improvements and JOHNSON will have such obligations relating thereto and such rights therein as are set forth in this Agreement. All improvements shall be constructed in good and workmanlike manner, using new materials, and shall comply with all applicable fire, building and zoning ordinances. All site grading including compliance to CITY's requirements for storm water retention is the responsibility of JOHNSON. All costs associated with the construction and development of the corporate storage hangar, including clearing, grading and pavement in compliance to with storm water discharge management, shall be at the expense of JOHNSON. All furniture, fixtures and equipment (besides HVAC) may be removed by JOHNSON and shall remain its sole property. Title to the improvements will be transferred to CITY on completion subject to this Agreement. At conclusion of the lease term, the improvements shall be returned to CITY free and clear of any liens or encumbrances. CITY may direct the necessary instruments of transfer or deeds.

          9.  Taxation.  The parties envision that the property will be exempt
              --------
from ad valorem property tax. In the event that the property is subject to ad valorem property tax, the portion of ad valorem taxes paid to CITY will be reimbursed back to JOHNSON.

     JOHNSON agrees to site at the airport aircraft equal in personal property tax value to its two present aircraft as established by the 1998 property tax reassessment. At a minimum, the value of sited aircraft must equal the current assessed value of One Hundred Sixty-eight Thousand, Five Hundred Eighty and No/100 Dollars ($168,580.00). The assessed value will be adjusted annually by the Consumer Price Index ("CPI").

          10.  Exclusivity.  JOHNSON agrees that the hangar facilities are to be
               -----------
used exclusively to support the corporate aircraft fleet (owned or leased) of companies that are controlled by George Dean Johnson or Stewart H. Johnson or companies in which they hold a significant and meaningful management or ownership position. Under this agreement, no chartered, third party or any other commercial aircraft is to be stored from the facility. JOHNSON may on rare occasions and under exceptional circumstances hangar third party planes on a temporary basis but only if no compensation is received and CITY cannot accommodate the third-party plane. Moreover, the third party must have some business relationship with JOHNSON. JOHNSON is to provide an updated list of all eligible aircraft to the Airport Director. This list is to be updated by JOHNSON and submitted to the Airport Director as changes to the corporate aircraft fleet occur.

          11.  Fueling Facility.  JOHNSON will be permitted to install and
               ----------------
operate a fueling facility on the leased property. All fuel storage and dispensing equipment shall be of fixed design and must contain a total tank farm of at least Twelve Thousand (12,000) gallons. No mobile equipment will be permitted. Fuel storage tanks and associated systems shall be owned by JOHNSON and installed and maintained to meet or exceed federal, state and local requirements for such equipment including, but not limited to, NFPA 407, NFPA 30 and 30A, FAA Advisory Circular 150/5230 and EPA40CFR Part 112. All fuel storage tanks should meet UL-142 requirements. Fuel storage and dispensing equipment shall be covered under an approved spill prevention counter measures and control plan (SPCC Plan). JOHNSON will provide third party indemnification in a form and amount acceptable to CITY for any site contamination caused by the activities of JOHNSON at the property. JOHNSON to provide CITY with notice within twenty-four (24) hours of any leaks or spills of aviation fuel from the fueling facility. JOHNSON agrees to a minimum annual pumping fee of Twenty Thousand and No/100 Dollars ($20,000.00), such minimal fee to be paid on or before January 10 of each year. Additional pumping fees of $0.10 per gallon will be paid by JOHNSON to CITY for fuel pumping in excess of Two Hundred Thousand (200,000) gallons annually. Both the minimum annual fee and per gallon fee will be adjusted by the CPI every five years of the lease. JOHNSON shall provide to the Airport Manager a list of all eligible aircraft for fueling. To be on the eligible list, the aircraft must be owned or under a written lease agreement with JOHNSON.

     All fuel dispensed by JOHNSON shall be done by employees of JOHNSON who shall have initial and annual recurrent training in fuel management, fuel spill recovery, and other related activities. Specific safety requirements and procedures will be jointly developed by CITY and JOHNSON with assistance from the State Fire Marshall's office.

          12.  Option.  JOHNSON is granted an option on an adjacent 1.2 acre
               ------
tract for additional corporate hangar development. The property is described in Exhibit C. The option shall extend for a period of five (5) years from date to acquire the property. There will be no charge for the first option. The second option for an additional five years for the property described in Exhibit C shall be at a cost of $0.10 per square foot for the option property for each year. After the second option expires, JOHNSON shall have no further option.
In the event that the options expire and CITY desires to dispose of the property, it shall solicit proposals for bids in accordance with the CITY's policy. In the event that the property is leased to JOHNSON during a lease term or extension thereof, the lease payments shall be based upon the same calculations as lease payments for the property described in Exhibit A and as provided for in Paragraph 3.

          13.  Notice to Parties.  Any notice, demand or other communication
               -----------------
between CITY and JOHNSON shall be sufficiently given or delivered if mailed, postage paid, or delivered personally to:

                    CITY OF SPARTANBURG
                    Attention:  Roy Lane, City Manager
                    Post Office Drawer 1749
                    Spartanburg, SC  29304

                    JOHNSON DEVELOPMENT ASSOCIATES, INC.
                    Attention:  Foster Chapman, President
                    Post Office Box 3524
                    Spartanburg, SC  29304

          14.  Favored Tenant Status.  Should CITY enter into any transaction or
               ---------------------
agreement with a third party after the date of execution of this Agreement or should CITY pass any regulation or ordinance that does not apply retroactively to this Agreement and JOHNSON in its discretion determines that it will be favorable affected by application of the term(s) of the third party agreement or the ordinance/regulation, the JOHNSON may elect to amend this Agreement to include such favorable term(s) and CITY will be bound by and shall execute such documents as required to evidence such new terms.

          15.  Consumer Price Index.  Any references to "CPI" herein shall mean
               --------------------
the Consumer Price Index but shall have a capitalization rate not to exceed twelve and one-half percent (12.5%) over any five-year (5-yr.) period or two and one-half percent (2.5%) on any annual adjustment.

          16.  Waiver of Strict Performance.  The failure of either party to
               ----------------------------
insist upon strict performance of any of the terms, conditions or covenants herein set forth shall not be deemed a waiver of any rights or remedies that such party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

          17.  No Subletting or Assignment.  This Agreement may not be assigned
               ---------------------------
nor may the premises be sublet by JOHNSON without the prior written approval and consent of CITY. Transfers to affiliates shall not require consent, and consent for all other transfers shall not be unreasonably withheld or delayed.

          18.  Default.  In the event JOHNSON or CITY violates any material term
               -------
or provision of this Agreement and fails to remedy the same after thirty (30) days written notice delivered by certified or registered mail, the party not in default may terminate the Agreement by the giving of written notice to the defaulting party by registered mail or certified mail. In the event JOHNSON is in default for the same material reason on more than one occasion or in the event JOHNSON files a petition in bankruptcy or receivership or makes a transfer or assignment for the benefit of creditors; then CITY may terminate this Agreement at is option; provided, however, that in the event of default for material reason on more than one occasion, JOHNSON shall be given a written notice to cure and an opportunity to cure the default within ten (10) days after written notice.

     In the event of the termination of this Agreement, JOHNSON will vacate the premises promptly but in no event will such period of time exceed thirty (30) days after written notice of termination. During such period, JOHNSON will not be relieved of any obligations to pay rent or any other fees required by this Agreement. After JOHNSON vacates the premises, any property or other trade fixtures not a part of the real estate left on the premises shall be deemed abandoned to CITY.

          19.  South Carolina Law Controls.  JOHNSON agrees that it will conform
               ---------------------------
to and comply with all applicable laws ore regulations of the United States or the State of South Carolina and rules, regulations and directives promulgated by CITY for the regulation of the airport in general.

          20.  FAA Approval.  This Agreement is contingent upon approval by the
               ------------
Federal Aviation Administration.

          IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their hands and seals and executed this Agreement the day and year first-above written.

IN THE PRESENCE OF:
                                        CITY OF SPARTANBURG


                                        ---------------------------------------
                                                 Roy Lane, City Manager
------------------------------------
                                        Attest:
-------------------------------------            ------------------------------
                                                     Norma Dunham, City Clerk


                                        JOHNSON DEVELOPMENT
                                        ASSOCIATES, INC.


                                        By:
                                            -----------------------------------
------------------------------------
                                        Its:
------------------------------------         ----------------------------------